Exhibit 99.1

Biofrontera Inc. Closes a $4.2 Million Senior Secured Convertible Note

WOBURN, Mass. (November 22, 2024) – Biofrontera Inc. (Nasdaq: BFRI) (“Biofrontera” or the “Company”), a biopharmaceutical company specializing in the development and commercialization of photodynamic therapy (PDT), today announced the completion of a private placement of a $4.2 million senior secured convertible note (the “Note”) with its principal shareholders.

The Note matures on November 22, 2027, bears a paid in kind interest of 10% per annum and is secured by the Company’s assets. The principal amount of the Note in whole or in part is convertible into common shares at the holder’s discretion at a fixed conversion price of $0.78. Alternatively, the entire amount of the note will be automatically converted to common shares if the 10-day volume weighted average price (VWAP) of Company shares on Nasdaq is greater than $2.50, and certain other conditions are met. The Notes contain customary restrictive covenants that, among other things, generally limit the ability of the Company to (i) create liens, (ii) pay dividends or acquire shares of capital stock, (iii) incur indebtedness, or (iv) enter into transactions with affiliates. The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Notes.

The proceeds from this financing will primarily support Biofrontera’s general operations and strategic investments, including the Company’s commercial and clinical development initiatives aimed at driving continued sustainable growth.

“With our revenues on a steady upward trajectory, the proceeds from this convertible note provide a solid foundation to meet our financial objectives for 2025 and beyond,” said Prof. Hermann Luebbert, CEO of Biofrontera.

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company specializing in the treatment of dermatological conditions with a focus on PDT. The Company commercializes the drug-device combination Ameluz® with the RhodoLED® lamp series for PDT of Actinic Keratosis (AK), pre-cancerous skin lesions which may progress to invasive skin cancers1. The Company performs clinical trials to extend the use of the products to treat non-melanoma skin cancers and moderate to severe acne. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and X.

1 - https://www.skincancer.org/skin-cancer-information/actinic-keratosis/

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain statements in this press release constitute “forward-looking statements”. Such statements include estimates of our expenses, future revenue, capital requirements, our need for additional financing, statements regarding the efficacy and intended use of our technologies under development, the timelines and strategy for bringing licensed products to market, the timeline for regulatory review and approval of our licensed products, and other statements that are not historical facts. The words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “target”, “goal”, “assume”, “would”, “could” or similar words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read this press release with the understanding that our actual future results may be materially different from what we expect. While we have based these forward-looking statements on our current expectations and projections about future events, we may not actually achieve the plans, intentions or expectations disclosed in or implied by our forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about us and accordingly, actual results or events could differ materially from the plans, intentions and expectations disclosed in or implied by the forward-looking statements we make. Factors that may cause such differences include, but are not limited to, those identified in Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our other filings with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s web site at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contacts Investor Relations

Andrew Barwicki
1-516-662-9461
ir@bfri.com